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Exhibit 21

Subsidiaries of the Registrant
As of December 31, 2008

Entity Name	State of Inc. /Formation/ Partnership
The DIRECTV Group, Inc.	DE
DTV Realty, Inc.	DE
DTV Systems International	CA
DTV Satellite Broadband, LLC	DE
DTVG Licensing, Inc. (DBA S2 Licensing)	CA
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
180 Connect, Inc.	DE
DIRECTV Customer Services, Inc.	DE
DIRECTV, Inc.	CA
DIRECTV Programming Holdings I, Inc.	DE
DIRECTV Programming Holdings II, Inc.	DE
DIRECTV Home Services, LLC	DE
LABC Productions, LLC	CA
LABC On-Air Music, Inc.	DE
LABC TV Music, Inc.	DE
DIRECTV Merchandising, Inc.	DE
DIRECTV Operations, LLC	CA
DTV Communications, Inc.	CA
DTV Communications Galaxy, Inc.	CA
DIRECTV UK, Ltd.	UK
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
DIRECTV Brasil DTH Ltda.	Brazil
DIRECTV DTH Investments Limited	Cayman Islands
DIRECTV DTH do Brasil Comarcio e Participacoes Ltda.	Brazil
Sky Brasil Servicios Ltda.	Brazil
TV Capital Participacoes Ltda.	Brazil
Promancor, S.A.	DE
DIRECTV Latin America, LLC	DE
California Broadcast Center, LLC	DE
DIRECTV Argentina, S.A.	Argentina
DIRECTV Caribbean LLC	DE
DIRECTV Caribe Ltd.	Saint Lucia
DIRECTV Trinidad Limited	Trinidad/ Tobago
DIRECTV Curaçao N.V.	Curaçao
DIRECTV Colombia, Ltda.	Colombia
DIRECTV de Paraguay SRL	Paraguay
DIRECTV Puerto Rico Ltd.	BVI
DIRECTV de Uruguay Ltda.	Uruguay
DIRECTV Latin America Sports, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
DIRECTV Peru S.r.L.	Peru

Entity Name	State of Inc. /Formation/ Partnership
DTH Ecuador C. Ltda.	Ecuador
DIRECTV Ecuador C. Ltda	Ecuador
DTVLA Brazil Investment Holdings, LLC	DE
Galaxy Latin America (Argentina) S.r.L.	Argentina
GLA Brasil Ltda.	Brazil
GLB Brazil Telecommunicacoes Ltda.	Brazil
Galaxy Brasil Ltda.	Brazil
DIRECTV Programacoes Videofonografica Ltda	Brazil
Galaxy Entertainment de Venezuela C.A.	Venezuela
Galaxy Latin America Investments, LLC	DE
Galaxy Latin America Venezuela, S.r.L.	Venezuela
Latin America Sports, LLC	DE
Pasiones TV LLC	DE
Servicios Galaxy Sat III R, C.A.	Venezuela
SurFin LLC	DE
Alpha Tel Holdings, Ltd.	Cayman Is.
Alpha Tel S.A.	Argentina
White Holding, B.V.	Netherlands
Telecenter Panamericana Ltda.	Colombia
White Holding Mexico S. de R.L. de C.V.	Mexico
Torneos y Competencias S.A.	Argentina
DTH (Mexico) Investment Ltd.	Cayman Is.
DTH TechCo, Inc.	DE
DTVLA Mexico Investment Holdings, Inc.	DE
Innova Holdings S. de R.L. de C.V.	Mexico
Innova S. de R.L. de C.V.	Mexico
Corporacion de Radio y Television del Norte de Mexico SrL de CV	Mexico
Corporacion Novavision SrL de CV	Mexico
Corporacion Novamagen SrL de CV	Mexico
Servicios Novasst SrL de CV	Mexico
Servicios Corporativos de Telefonia SrL de CV	Mexico
MCOP Holdings, Inc.	DE
News America DTH TechCo. Inc.	DE
DTH TechCo Partners	DE
Sky Multi-Country Partners	DE
Sky Argentina DTH Management LLC	DE
Sky Argentina DTH Holdings LLC	DE
Sky Argentina S.C.A.	Argentina
Sky Sistemas Argentina SRL	Argentina
Sky Venezuela DTH Holdings LLC	DE
Sky Entertainment Venezuela S.A.	Venezuela
Sky Chile DTH Holdings LLC	DE
DIRECTV Chile Television Limitada (dba DIRECTV Chile Ltda.)	Chile
Multi-Country DTH Holdings Ltd.	Cayman Island.
Sky Colombia S.A.	Colombia
DTV Communications Galaxy, Inc.	CA
DTV Communications Satellite Services, Inc.	CA
DTVI TWO, Inc.	CA
DTV Network Systems, Inc.	DE
DTVG India, Inc.	DE
DTV-Mauritius Holdings	Mauritius

Entity Name	State of Inc. /Formation/ Partnership
First DTV Mauritius Ltd.	Mauritius
Goldman Agent Private Limited	India
DTVG Europe Limited	UK
DTVG UK Limited	UK

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  Exhibit 21
Subsidiaries of the Registrant As of December 31, 2008